Corporate Affairs One Market, Spear Tower Suite 2400 San Francisco, CA 94105 1-800-743-6397	Exhibit 99.1

FOR IMMEDIATE RELEASE	August 4, 2010

PG&E CORPORATION REPORTS SECOND QUARTER EARNINGS; REAFFIRMS GUIDANCE

▪	Net income after dividends on preferred stock reported under GAAP was $333 million, or $0.86 per share.

▪	On a non-GAAP basis, earnings from operations were $353 million, or $0.91 per share.

▪	Guidance for earnings from operations is reaffirmed for 2010 and 2011.

(San Francisco) – PG&E Corporation’s (NYSE: PCG) net income after dividends on preferred stock (also called “income available for common shareholders”) was $333 million, or $0.86 per share, in the second quarter ended June 30, 2010, as reported in accordance with generally accepted accounting principles (GAAP).  This compares with $388 million, or $1.02 per share in the same period last year, which included $0.19 per share reflecting the net positive impact of one-time items.

On a non-GAAP basis, PG&E Corporation’s earnings from operations, which exclude one-time items, were $353 million, or $0.91 per share, in the second quarter of 2010.  In the same period last year, earnings from operations were $315 million, or $0.83 per share.

The quarter-over-quarter increase in earnings from operations primarily reflects higher authorized revenues associated with additional capital investments in Pacific Gas and Electric Company’s (Utility) core infrastructure and a number of smaller net positive items.

 “PG&E’s financial results for the year to date are on track with the company’s plans,” said Peter A. Darbee, Chairman, CEO, and President of PG&E Corporation. “We are reaffirming guidance for earnings from operations for 2010 and 2011, as we continue to focus on delivering clean, safe, and reliable service at a reasonable cost.”

Earnings Guidance

PG&E Corporation reaffirms its previous guidance for earnings from operations in the range of $3.35-$3.50 per share for 2010 and $3.65-$3.85 per share for 2011.

Guidance is based on various assumptions, including that the Utility maintains a ratemaking capital structure of 52 percent common equity and achieves a return on equity of at least 11.35 percent, while growing its asset base and achieving other financial objectives consistent with ranges provided at the company’s March 2010 Investor Conference.

Guidance for 2010 earnings from operations excludes the one-time costs associated with support for a statewide ballot initiative associated with the June 2010 Election and the tax impact of the federal healthcare bill enacted this year.  These one-time items are expected to impact total GAAP earnings by $0.17 per share for the year.

PG&E Corporation discloses historical financial results and bases guidance on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations are not a substitute or alternative for consolidated net income presented in accordance with GAAP (see the accompanying financial tables for a reconciliation of results and guidance based on earnings from operations to results and guidance based on consolidated net income in accordance with GAAP).

Supplemental Financial Information:

•
In addition to the financial information accompanying this release, an expanded package of supplemental financial and operational information for the quarter will be furnished to the Securities and Exchange Commission and also will be available shortly on PG&E Corporation’s website (www.pgecorp.com).

Conference Call with the Financial Community to Discuss Second Quarter Results:

•
Today’s call at 1:00 p.m., Eastern time, is open to the public on a listen-only basis via webcast. Please visit www.pgecorp.com for more information and instructions for accessing the webcast. The call will be archived on the website. Also, a toll-free replay will be accessible shortly after the live call through 8:00 p.m., Eastern time, on August 18, 2010, by dialing 866-415-9493. International callers may dial 585-419-6446. For both domestic and international callers, a confirmation code 1353 will be required to access the replay.

This press release and the tables contain forward-looking statements regarding management’s guidance for PG&E Corporation’s 2010 and 2011 earnings per share from operations that are based on current expectations and various assumptions that management believes are reasonable. These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside of management’s control. Actual results may differ materially. Factors that could cause actual results to differ materially include:

•	the Utility’s ability to efficiently manage capital expenditures and its operating and maintenance expenses within authorized levels;

•	the outcome of pending and future regulatory proceedings and whether the Utility is able to timely recover its costs through rates;

•
the adequacy and price of electricity and natural gas supplies and whether the new day-ahead, hour-ahead, and real-time wholesale electricity markets established by the California Independent System Operator (“CAISO”) will continue to function effectively, the extent to which the Utility can manage and respond to the volatility of electricity and natural gas prices, and the ability of the Utility and its counterparties to post or return collateral;

•
explosions, fires, accidents, mechanical breakdowns, the disruption of information technology and systems, and similar events that may occur while operating and maintaining an electric and natural gas system in a large service territory with varying geographic conditions that can cause unplanned outages, reduce generating output, damage the Utility’s assets or operations, subject the Utility to third-party claims for property damage or personal injury, or result in the imposition of civil, criminal, or regulatory fines or penalties on the Utility;

•
the impact of storms, earthquakes, floods, drought, wildfires, disease, and similar natural disasters, or acts of terrorism or vandalism, that affect customer demand or that damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies;

•	the potential impacts of climate change on the Utility’s electricity and natural gas businesses;

•
changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology that include the development of alternative technologies that enable customers to increase their reliance on self-generation, or other reasons;

•
the occurrence of unplanned outages at the Utility’s two nuclear generating units at Diablo Canyon, the availability of nuclear fuel, the outcome of the Utility’s application to renew the operating licenses for Diablo Canyon, and potential changes in laws or regulations promulgated by the NRC or environmental agencies with respect to the storage of spent nuclear fuel, security, safety, or other matters associated with the operations at Diablo Canyon;

•
whether the Utility earns incentive revenues or incurs obligations under incentive ratemaking mechanisms, such as the CPUC’s incentive ratemaking mechanism relating to energy savings achieved through implementation of the utilities’ customer energy efficiency programs;

•	the impact of federal or state laws or regulations, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

•
whether the Utility can successfully implement its program to install advanced meters for its electric and natural gas customers and integrate the new meters with its customer billing and other systems, the outcome of the independent investigation ordered by the CPUC and the California Legislature into customer concerns about the new meters, and the ability of the Utility to implement various rate changes including “dynamic pricing” by offering electric rates that can vary with the customer’s time of use and are more closely aligned with wholesale electricity prices;

•
how the CPUC interprets and enforces the financial and other conditions imposed on PG&E Corporation when it became the Utility’s holding company and the extent to which the interpretation or enforcement of these conditions has a material impact on PG&E Corporation;

•
the outcome of litigation, including litigation involving the application of various California wage and hour laws, and the extent to which PG&E Corporation or the Utility incurs costs and liabilities in connection with litigation that are not recoverable through rates, from insurance, or from other third parties;

•	the ability of PG&E Corporation, the Utility, and counterparties to access capital markets and other sources of credit in a timely manner on acceptable terms;

•	the impact of environmental laws and regulations and the costs of compliance and remediation;

•
the loss of customers due to various forms of bypass and competition, including municipalization of the Utility’s electric distribution facilities, increasing levels of  “direct access” by which consumers procure electricity from alternative energy providers, and implementation of “community choice aggregation,” which permits cities and counties to purchase and sell electricity for their local residents and businesses;

•	the outcome of federal or state tax audits and the impact of changes in federal or state tax laws, policies, or regulations; and

•	other factors and risks discussed in PG&E Corporation and Pacific Gas and Electric Company’s 2009 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

PG&E Corporation
Condensed Consolidated Statements of Income
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Operating Revenues
Electric	$2,515	$2,554	$5,025	$4,980
Natural gas	717	640	1,682	1,645
Total operating revenues	3,232	3,194	6,707	6,625
Operating Expenses
Cost of electricity	863	883	1,783	1,766
Cost of natural gas	247	188	742	745
Operating and maintenance	959	1,038	1,950	2,097
Depreciation, amortization, and decommissioning	468	429	919	848
Total operating expenses	2,537	2,538	5,394	5,456
Operating Income	695	656	1,313	1,169
Interest income	2	17	4	26
Interest expense	(175)	(178)	(343)	(359)
Other income (expense), net	2	22	(4)	40
Income Before Income Taxes	524	517	970	876
Income tax provision	187	125	372	240
Net Income	337	392	598	636
Preferred stock dividend requirement of subsidiary	4	4	7	7
Income Available for Common Shareholders	$333	$388	$591	$629
Weighted Average Common Shares Outstanding, Basic	373	368	372	366
Weighted Average Common Shares Outstanding, Diluted	390	369	389	367
Net Earnings Per Common Share, Basic	$0.88	$1.03	$1.56	$1.68
Net Earnings Per Common Share, Diluted	$0.86	$1.02	$1.54	$1.67
Dividends Declared Per Common Share	$0.46	$0.42	$0.91	$0.84

Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (GAAP)
Second Quarter and Year-to-Date, 2010 vs. 2009
(in millions, except per share amounts)

	Three months ended June 30,				Six months ended June 30,

	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
	2010	2009	2010	2009	2010	2009	2010	2009

PG&E Corporation Earnings from Operations (1)	$353	$315	$0.91	$0.83	$656	$561	$1.71	$1.49
Items Impacting Comparability: (2)
Statewide ballot initiative (3)	(20)	-	(0.05)	-	(45)	-	(0.12)	-
Federal healthcare law (4)	-	-	-	-	(20)	-	(0.05)	-
Tax refund (5)	-	56	-	0.15	-	56	-	0.15
Recovery of hydro divestiture costs (6)	-	28	-	0.07	-	28	-	0.07
Accelerated work on gas system (7)	-	(11)	-	(0.03)	-	(16)	-	(0.04)
PG&E Corporation Earnings on a GAAP basis	$333	$388	$0.86	$1.02	$591	$629	$1.54	$1.67

1.	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

3.
For the three and six months ended June 30, 2010, PG&E Corporation’s subsidiary, Pacific Gas and Electric Company contributed $20 million and $45 million, respectively, after-tax, to support Proposition 16 - The Taxpayers Right to Vote Act.

4.
For the six months ended June 30, 2010, Pacific Gas and Electric Company recognized a charge of $20 million, after-tax, triggered by the elimination of the tax deductibility of Medicare Part D federal subsidies.

5.	For the three and six months ended June 30, 2009, Pacific Gas and Electric Company recognized $56 million, after-tax, for the interest benefit related to a tax settlement.

6.
For the three and six months ended June 30, 2009, Pacific Gas and Electric Company recognized income of $28 million, after-tax, for the recovery of costs previously incurred in connection with Pacific Gas and Electric Company’s hydroelectric generation facilities.

7.
For the three and six months ended June 30, 2009, Pacific Gas and Electric Company incurred $11 million and $16 million, respectively, after-tax, of costs to perform accelerated system-wide natural gas integrity surveys and associated remedial work.

Reconciliation of Pacific Gas and Electric Company’s Earnings from Operations to Consolidated Income Available for Common Stock in Accordance with GAAP
Second Quarter and Year-to-Date, 2010 vs. 2009
(in millions)

	Three months ended June 30,		Six months ended June 30,

	Earnings		Earnings
	2010	2009	2010	2009
Pacific Gas and Electric Company Earnings from Operations (1)	$355	$314	$661	$555
Items Impacting Comparability: (2)
Statewide ballot initiative (3)	(20)	-	(45)	-
Federal healthcare law (4)	-	-	(20)	-
Tax Refund (5)	-	56	-	56
Recovery of hydro divestiture costs (6)	-	28	-	28
Accelerated work on gas system (7)	-	(11)	-	(16)
Pacific Gas and Electric Company Earnings on a GAAP basis	$335	$387	$596	$623

1.	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

3.	For the three and six months ended June 30, 2010, Pacific Gas and Electric Company contributed $20 million and $45 million, after-tax, to support Proposition 16 - The Taxpayers Right to Vote Act.

4.
For the six months ended June 30, 2010, Pacific Gas and Electric Company recognized a charge of $20 million, after-tax, triggered by the elimination of the tax deductibility of Medicare Part D federal subsidies.

5.	For the three and six months ended June 30, 2009, Pacific Gas and Electric Company recognized income of $56 million, after-tax, for the interest benefit related to a tax settlement.

6.
For the three and six months ended June 30, 2009, Pacific Gas and Electric Company recognized $28 million, after-tax, for the recovery of costs previously incurred in connection with Pacific Gas and Electric Company’s hydroelectric generation facilities.

7.
For the three and six months ended June 30, 2009, Pacific Gas and Electric Company incurred $11 million and $16 million, respectively, after-tax, of costs to perform accelerated system-wide natural gas integrity surveys and associated remedial work.

Key Drivers of PG&E Corporation Earnings per Common Share from Operations
Second Quarter and Year-to-Date, 2010 vs. 2009
($/Share, Diluted)

Second Quarter 2009 EPS from Operations (1)	$0.83

Increase in rate base revenues	0.05
Severance costs	0.01
Uncollectibles expense, net	0.01
Environmental Liability	0.01
Miscellaneous items	0.03

Market performance of benefit investment trusts	(0.02)
Increase in shares outstanding	(0.01)
Second Quarter 2010 EPS from Operations (1)	$0.91

2009 YTD EPS from Operations (1)	$1.49

Increase in rate base revenues	0.10
Nuclear Refueling Outage	0.06
Severance costs	0.03
Uncollectibles expense, net	0.02
Environmental Liability	0.01
Miscellaneous items	0.06

Storm and outage expenses (2)	(0.03)
Increase in shares outstanding	(0.03)
2010 YTD EPS from Operations (1)	$1.71

1.	See Table 2 for a reconciliation of EPS from operations to EPS on a GAAP basis.
2.	Costs incurred due to storms and outages in Q1 2010

PG&E Corporation EPS Guidance

2010 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.35	$3.50

Estimated Items Impacting Comparability (1)
Statewide ballot initiative (2)	(0.12)	(0.12)
Federal healthcare law (3)	(0.05)	(0.05)

Estimated EPS on a GAAP Basis	$3.18	$3.33

2011 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.65	$3.85

Estimated Items Impacting Comparability	-	-

Estimated EPS on a GAAP Basis	$3.65	$3.85

1.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

2.	Costs related to Proposition 16 – The Taxpayers’ Right to Vote Act.

3.	Reduction in the deferred tax asset corresponding to the loss of tax deductibility of Medicare Part D federal subsidies.

Management's guidance for PG&E Corporation’s 2010 and 2011 EPS from operations constitute forward-looking statements that are based on current expectations and assumptions that management believes are reasonable. These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside of management’s control. For a discussion of the factors that could cause actual results to differ materially see the factors listed in the attached press release and the discussion of risk factors in PG&E Corporation’s and Pacific Gas and Electric Company’s 2009 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.